UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006

LITTLE SIOUX CORN PROCESSORS, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4808 F Ave.

Marcus, IA 51035

(Address of principal executive offices)

(712) 376-2800

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Cash Incentive Awards. On January 17, 2006, the Registrant’s Board of Directors, acting as general partner of LSCP, LLLP, approved and authorized a cash incentive awards for 2005 payable to all employees of LSCP, LLLP.  Each employee will receive a cash award in an amount equal to five percent of each employee’s gross wages during calendar year 2005.

Deferred Compensation Awards. On January 17, 2006, the Registrant’s Board of Directors, acting as general partner of LSCP, LLLP, approved and authorized a deferred compensation award to Stephen Roe, our President and Chief Executive Officer, of 20 percent of Mr. Roe’s base salary for the 2005 calendar year for his performance during 2005.  This deferred compensation award was made pursuant to a deferred compensation plan established on May 1, 2005.  The benefit will be 100 percent vested on January 15, 2012, provided Mr. Roe is employed full-time by us throughout the entire six-year period. Any vested amounts will be paid out in a lump sum on the first business day following the day in which vesting is complete.

Base Salaries. In addition, on January 17, 2006, the Registrant’s Board of Directors, acting as general partner of LSCP, LLLP, approved an increase, effective January 1, 2006, to the annual base salaries of the following executive officers, after a review of performance and competitive market data:

Name	Year	Base Salary
Stephen Roe, President and Chief Executive Officer	2006	$138,500
	2005	$108,500

Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure

On January 17, 2006 the Registrant’s Board of Directors, acting as general partner of LSCP, LLLP, approved a cash distribution of $15,361,000 to LSCP, LLLP partners of record as of January 17, 2006.  As a holder of 60.1539% of the units of LSCP, LLLP, the Registrant will receive a cash distribution of $9,240,240.58.  On January 17, 2006, the Registrant’s Board of Directors approved a cash distribution of $842.34 per membership unit or a total of $9,216,041.94 to its unit holders of record as of January 17, 2006.

A copy of the press release announcing and describing this distribution was made available on the Registrant’s website on January 20, 2005 and is attached hereto as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a)  None.

(b)  None.

(c)  Exhibits

Exhibit No.	Description
99.1	Press Release dated January 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated: January 20, 2006	By:	/s/ Gary Grotjohn
Gary Grotjohn, Chief Financial Officer